UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2014 (December 2, 2014)

L.B. Foster Company

(Exact name of registrant as specified in its charter)

Pennsylvania	000-10436	25-1324733
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Pittsburgh, Pennsylvania	15220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 928-3417

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 2, 2014, the Board of Directors (the “Board”) of the Company voted to increase the size of the Board from seven to eight members, effective immediately. The Board also voted to elect Mr. Robert S. Purgason as an independent director effective December 2, 2014, to fill the new position authorized by the Board. It is contemplated that Mr. Purgason may serve on certain committees of the Board, but no committee appointments have been made at this time.

Mr. Purgason’s compensation as a director will be consistent with that provided to the Company’s other non-management directors, which was described most recently on page 7 of the Company’s most recent Proxy Statement filed with the Securities and Exchange Commission on April 11, 2014.

A copy of the Company’s December 4, 2014 press release announcing Mr. Purgason’s election to the Board is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit

(Referenced to Item 601 of Regulation S-K)

99.1	L.B. Foster Company Press Release dated December 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. Foster Company
(Registrant)
Date: December 4, 2014

/s/ Patrick J. Guinee
Name:	Patrick J. Guinee
Title:	Vice President, General Counsel & Corporate Secretary